UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 553-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities

On September 25, 2024, management of EQT Corporation (the “Company”) committed to a reduction in workforce under a plan of termination (the “Plan”) as part of the integration process following completion of the Company’s acquisition of Equitrans Midstream Corporation (“Equitrans”), which, when complete, will result in an approximately 15% reduction in the Company’s employee workforce and includes the termination of former executive officers and certain other senior employees of Equitrans. The Plan is expected to be completed in 2025.

The Plan is expected to result in total pre-tax charges of approximately $165 million to $185 million for employee-related costs, which include severance and other termination benefits and stock-based compensation, of which approximately $155 million to $170 million is expected to be recorded in the third quarter of 2024, approximately $5 million to $10 million is expected to be recorded in the fourth quarter of 2024 and approximately $5 million is expected to be recorded in 2025. The Company expects that these charges will result in cash expenditures of approximately $55 million to $75 million, substantially all of which are expected to be incurred in the third quarter of 2024. The positions eliminated pursuant to the Plan represent approximately $80 million of annualized general and administrative costs.

The estimates of the charges and cash expenditures that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions, and actual results may differ materially from estimates. The Company may also incur additional charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of, or that are associated with, its execution of the Plan.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and may contain words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “see,” “should,” “targets,” “will,” “would,” or words or phrases of similar meaning, or the negative thereof. Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report on Form 8-K include the amount, nature and timing of the costs anticipated to be incurred by the Company in connection with its execution of the Plan. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and changes in circumstances that could cause actual results to differ materially from those projected in the forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect these forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by other documents the Company files from time to time with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: October 1, 2024	By:	/s/ Jeremy T. Knop
	Name:	Jeremy T. Knop
	Title:	Chief Financial Officer